SCHEDULE A

TO THE ADVISORY AGREEMENT

JPMORGAN TRUST I

(Amended as of September 8, 2016)

Money Market Funds

Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan 100% U.S. Treasury Securities Money Market Fund	JPMorgan 100% U.S. Treasury Securities Money Market Fund	0.10	0.08
JPMorgan California Tax Free Money Market Fund	JPMorgan California Municipal Money Market Fund	0.10	0.08
JPMorgan Federal Money Market Fund	JPMorgan Federal Money Market Fund	0.10	0.08
JPMorgan New York Tax Free Money Market Fund	JPMorgan New York Municipal Market Fund	0.10	0.08
JPMorgan Prime Money Market Fund	JPMorgan Prime Money Market Fund	0.10	0.08
JPMorgan Tax Free Money Market Fund	JPMorgan Tax Free Money Market Fund	0.10	0.08

Equity Funds

Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan Disciplined Equity Fund	JPMorgan Disciplined Equity Fund	0.25	0.25
JPMorgan Diversified Fund	JPMorgan Diversified Fund	0.55	0.55
JPMorgan Dynamic Small Cap Fund	JPMorgan Dynamic Small Cap Growth Fund (this name change effective 6/29/07)	0.65	0.65
JPMorgan Fleming Emerging Markets Equity Fund	JPMorgan Emerging Markets Equity Fund	1.00	0.85[7]
JPMorgan Fleming International Equity Fund	JPMorgan International Equity Fund	1.00	0.80[8]
JPMorgan Fleming International Opportunities Fund	JPMorgan International Opportunities Fund	0.60	0.60
JPMorgan Fleming International Value Fund	JPMorgan International Value Fund	0.60	0.60
JPMorgan Fleming Intrepid European Fund	JPMorgan Intrepid European Fund	0.65	0.65
JPMorgan Fleming Tax Aware International Opportunities Fund and JPMorgan Tax Aware International Opportunities Fund	JPMorgan Intrepid International Fund (this name change effective 12/15/2005)	0.85	0.60[5]
JPMorgan Growth and Income Fund	JPMorgan Growth and Income Fund	0.00[1]	0.40
JPMorgan Intrepid America Fund	JPMorgan Intrepid America Fund	0.65	0.40[2]
JPMorgan Intrepid Growth Fund	JPMorgan Intrepid Growth Fund	0.65	0.50[2]
JPMorgan Intrepid Investor Fund, JPMorgan Intrepid Contrarian Fund and JPMorgan Intrepid Multi Cap Fund	JPMorgan Intrepid Advantage Fund (this name effective 2/28/13)	0.65	0.65

Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan Intrepid Value Fund	JPMorgan Intrepid Value Fund	0.65	0.40[2]
JPMorgan Market Neutral Fund	JPMorgan Research Market Neutral Fund (this name change effective 2/28/10)	1.50	0.80[6]
JPMorgan Mid Cap Equity Fund	JPMorgan Mid Cap Equity Fund	0.65	0.65
JPMorgan Small Cap Equity Fund	JPMorgan Small Cap Equity Fund	0.65	0.65
JPMorgan Tax Aware Equity Fund	JPMorgan Tax Aware Disciplined Equity Fund (this name change effective 12/10/10)	0.35	0.35
JPMorgan Trust Small Cap Equity Fund	JPMorgan Small Cap Core Fund	0.65	0.65
JPMorgan U.S. Equity Fund	JPMorgan U.S. Equity Fund	0.40	0.40
JPMorgan U.S. Small Company Fund	JPMorgan U.S. Small Company Fund	0.60	0.60
JPMorgan Intrepid Long/Short Fund and JPMorgan Intrepid Plus Fund	JPMorgan U.S. Dynamic Plus Fund (this name change effective 5/3/10)	N/A	0.75[6]
JPMorgan Diversified Risk Fund	JPMorgan Systematic Alpha Fund+ (this name change effective 5/14/14)	N/A	0.75[3]
JPMorgan Global Equity Income Fund	JPMorgan International Equity Income Fund (this name change effective 1/30/15)	N/A	0.70[4]

[1]	Prior to March 18, 2005, JPMorgan Growth and Income Fund invested in the Growth and Income Portfolio master fund and did not pay advisory fees at the Fund level.
[2]	This fee was effective as of September 1, 2013.
[3]	This fee was effective on July 31, 2014.
[4]	This fee was effective on January 30, 2015.
[5]	This fee was effective on March 1, 2015.
[6]	This fee was effective on September 1, 2015.
[7]	This fee was effective on May 20, 2016.
[8]	This fee will be reduced to 0.70% on November 1, 2016.

Name	Advisory Fee as a percentage of average daily net assets
JPMorgan China Region Fund	1.00[1]
JPMorgan Latin America Fund	1.00
JPMorgan U.S. Large Cap Core Plus Fund	0.80[4]
JPMorgan Value Advantage Fund	0.65
JPMorgan Dynamic Growth Fund	0.60
JPMorgan International Value SMA Fund	0.00
JPMorgan Emerging Economies Fund	0.85[5]
JPMorgan Access Balanced Fund	0.80[3]
JPMorgan Access Growth Fund	0.80[3]
JPMorgan Research Equity Long/Short Fund	0.95[4]
JPMorgan Global Natural Resources Fund	0.80
JPMorgan Equity Focus Fund	0.65[6]
JPMorgan Global Allocation Fund	0.60
JPMorgan Global Unconstrained Equity Fund	0.70[2]
JPMorgan International Unconstrained Equity Fund	0.70[2]
JPMorgan SmartAllocation Equity Fund	0.50
JPMorgan Global Research Enhanced Index Fund	0.20
JPMorgan Emerging Markets Equity Income Fund	1.00
JPMorgan Hedged Equity Fund	0.25
JPMorgan Equity Low Volatility Income Fund	0.45
JPMorgan Opportunistic Equity Long/Short Fund	1.20[4]

[1]	This fee was effective on July 1, 2015.

[2]	This fee was effective on December 1, 2014.
[3]	This fee was effective on February 23, 2015.
[4]	This fee was effective on September 1, 2015.
[5]	This fee was effective on May 20, 2016.
[6]	This fee will be reduced of 0.60% on November 1, 2016.

Fixed Income Funds

Prior Name	Current Name	Advisory Fee as a percentage of average daily net assets
		Pre-February 18, 2005	Post-February 18, 2005
JPMorgan California Bond Fund	JPMorgan California Tax Free Bond Fund	0.30	0.30
JPMorgan Fleming Emerging Markets Debt Fund	JPMorgan Emerging Markets Debt Fund	0.70	0.70
JPMorgan Intermediate Tax Free Income Fund	JPMorgan Intermediate Tax Free Bond Fund	0.30	0.30
JPMorgan New York Intermediate Tax Free Income Fund	JPMorgan New York Tax Free Bond Fund	0.30	0.30
JPMorgan Multi-Sector Income Fund	JPMorgan Unconstrained Debt Fund	N/A	0.45

Name	Advisory Fee as a percentage of average daily net assets
JPMorgan Tax Aware Real Return Fund	0.35
JPMorgan Tax Aware Real Return SMA Fund	0.00
JPMorgan Income Builder Fund	0.45
JPMorgan Tax Aware High Income Fund	0.35
JPMorgan Strategic Income Opportunities Fund	0.45
JPMorgan Total Return Fund	0.30
JPMorgan Inflation Managed Bond Fund	0.35
JPMorgan Managed Income Fund	0.15
JPMorgan Tax Aware Income Opportunities Fund	0.40
JPMorgan Floating Rate Income Fund	0.55
JPMorgan Emerging Markets Local Currency Debt Fund (to be renamed JPMorgan Emerging Markets Strategic Debt Fund on or about 9/30/16)	0.70
JPMorgan SmartAllocation Income Fund	0.30
JPMorgan Global Bond Opportunities Fund	0.55
JPMorgan Commodities Strategy Fund	0.85
JPMorgan Corporate Bond Fund	0.30
JPMorgan Short Duration High Yield Fund	0.50
JPMorgan Emerging Markets Corporate Debt Fund	0.70
JPMorgan Income Fund	0.35

JPMorgan SmartRetirement Funds

Name	Advisory Fee as a percentage of average daily net assets
JPMorgan SmartRetirement Income Fund	0.00
JPMorgan SmartRetirement 2015 Fund	0.00
JPMorgan SmartRetirement 2020 Fund	0.00
JPMorgan SmartRetirement 2025 Fund	0.00
JPMorgan SmartRetirement 2030 Fund	0.00
JPMorgan SmartRetirement 2035 Fund	0.00
JPMorgan SmartRetirement 2040 Fund	0.00
JPMorgan SmartRetirement 2045 Fund	0.00
JPMorgan SmartRetirement 2050 Fund	0.00
JPMorgan SmartRetirement 2055 Fund	0.00
JPMorgan SmartRetirement 2060 Fund *	0.00
JPMorgan SmartRetirement Blend Income Fund	0.25[1]
JPMorgan SmartRetirement Blend 2015 Fund	0.25[1]
JPMorgan SmartRetirement Blend 2020 Fund	0.25[1]
JPMorgan SmartRetirement Blend 2025 Fund	0.25[1]
JPMorgan SmartRetirement Blend 2030 Fund	0.25[1]
JPMorgan SmartRetirement Blend 2035 Fund	0.25[1]
JPMorgan SmartRetirement Blend 2040 Fund	0.25[1]
JPMorgan SmartRetirement Blend 2045 Fund	0.25[1]
JPMorgan SmartRetirement Blend 2050 Fund	0.25[1]
JPMorgan SmartRetirement Blend 2055 Fund	0.25[1]
JPMorgan SmartRetirement Blend 2060 Fund *	0.25

*	Initial term continues until October 31, 2017.
[1]	This fee was effective on July 1, 2016.

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JPMorgan Trust I	J.P. Morgan Investment Management Inc.

By:	By:

Name:	Name:

Title:	Title:

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